UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2019

SURFACE ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38459	46-5543980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Hampshire Street, 8th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 714-4096

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SURF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2019, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Surface Oncology, Inc. (the “Company”) appointed Ramy Ibrahim, M.D. as a director of the Company’s Board, effective immediately. Dr. Ibrahim will serve as a Class I director, to serve until the Company’s annual meeting of stockholders in 2022.

Dr. Ibrahim has served as Chief Medical Officer and Vice President of Clinical Development at the Parker Institute for Cancer Immunotherapy since July 2016. Dr. Ibrahim previously served from February 2014 to July 2016 as the Vice President of Clinical Development for Immuno-Oncology at AstraZeneca plc, and led the development of the early checkpoint inhibitor antibodies durvalumab (Imfinzi®) and tremelimumab. Mr. Ibrahim also served from April 2011 to February 2014 as the Senior Medical Director of Clinical Development Oncology at MedImmune, LLC. Dr. Ibrahim also served from October 2005 to April 2011 as the Group Director of Oncology Global Clinical Research at Bristol-Myers Squibb Company, where he played a key role in the clinical development of ipilimumab (Yervoy®), the first FDA-approved immune checkpoint inhibitor, from early phase II through multiple global launches. Dr. Ibrahim also played a key role in the early development of nivolumab (Opdivo®), as well as the development of anti-PD-L1 and anti-CD137 antibody programs. Dr. Ibrahim is actively involved in global cancer immunotherapy networks such as the Society of Immunotherapy for Cancer (SITC), Ludwig Institute, the Cancer Research Institute and the Cancer Immunotherapy Trials Network. Dr. Ibrahim trained in medicine and medical oncology at Cairo University then conducted bench and clinical immunotherapy research at the cancer vaccine branch of the National Cancer Institute in Bethesda, Maryland.

Dr. Ibrahim will be compensated for his service as a non-employee director pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”). In lieu of the initial award described in the Policy, however, the Board determined it would be appropriate to determine the size of Dr. Ibrahim’s initial award as a fixed number of shares, rather than a dollar value, and granted Dr. Ibrahim an initial option to purchase 24,200 shares of the Company’s common stock pursuant to the Company’s 2018 Stock Option and Incentive Plan, such option to vest in equal monthly installments over a three-year period. As a non-employee director, Dr. Ibrahim is also entitled to receive an annual cash retainer of $35,000 and additional annual stock option awards, subject to his continued service on the Board. Dr. Ibrahim may elect to receive stock options in lieu of such annual cash retainer.

The Company also entered into an indemnification agreement with Dr. Ibrahim in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Dr. Ibrahim and any other persons pursuant to which he was selected as a director, and Dr. Ibrahim has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2019	SURFACE ONCOLOGY, INC.

	By:	/s/ J. Jeffrey Goater
J. Jeffrey Goater
President and Chief Executive Officer

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